Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Quarterly Report”) of China Sky One Medical, Inc. (the “Registrant”) for the fiscal quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, Liao Xiaoqing, Chief Financial Officer and Secretary of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

By:	/s/ Liao Xiaoqing
Liao Xiaoqing
Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated this 12th day of May, 2008

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and is not to be incorporated by reference into any filing of the Registrant unless such incorporation is expressly referenced within.